UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2020
Meridian Bioscience, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	000-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 RIVER HILLS DRIVE, CINCINNATI, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VIVO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Item 5.07   Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Company's Annual Meeting of Shareholders held on January 29, 2020:

(a)   Votes regarding the election of eight directors:

Name	For	Withheld	Broker Non-Votes

James M. Anderson	31,635,801	1,609,632	4,304,946
Dwight E. Ellingwood	31,756,289	1,489,144	4,304,946
Jack Kenny	32,465,539	779,894	4,304,946
John C. McIlwraith	31,831,658	1,413,775	4,304,946
David C. Phillips	31,197,145	2,048,288	4,304,946
John M. Rice, Jr.	32,672,263	573,170	4,304,946
Catherine A. Sazdanoff	31,961,596	1,283,837	4,304,946
Felicia Williams	32,434,594	810,839	4,304,946

(b)   Votes regarding the ratification of the Audit Committee's appointment of Grant Thornton LLP as the Company's Independent Registered Public Accountants for fiscal 2020:

For	Against	Abstain
36,059,628	1,468,388	22,363

 (c)   Advisory votes regarding named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
26,451,821	6,627,003	166,609	4,304,946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.
Date: January 30, 2020
By: /s/ Bryan T. Baldasare
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)